EXHIBIT 10.7

                             ADDENDUM TO THE
                AGREEMENT OF PURCHASE AND SALE OF ASSETS
            BETWEEN VIPER NETWORKS, INC., A UTAH CORPORATION
                   (FORMERLY TAIG VENTURES, INC.) AND
          TRI-NATIONAL DEVELOPMENT CORP., A WYOMING CORPORATION
                          DATED APRIL 30, 1998



     THIS ADDENDUM IS MADE THIS 15th day of November, 2000, between Viper Networks, Inc. (formerly Taig Ventures, Inc.), a Utah corporation and Tri-National Development Corp., a Wyoming corporation.

     WHEREAS, Viper Networks, Inc. ("Viper") is the buyer of 50 acres of undeveloped land from Tri-National Development Corp. ("TND") for $60,000 per acres for a total purchase price of $3,000,000, pursuant to an Agreement of Purchase and Sale of Assets, dated April 30, 1998.

     WHEREAS, the consideration paid by Viper to TND for the 50 acres of undeveloped land is the issuance of 3,000,000 Class B Series A Cumulative Convertible Preferred Stock, with the following terms and conditions:

"3,000,000 SHARES OF ITS CONVERTIBLE PREFERRED NON-VOTING CLASS B SHARES AT A VALUE OF $1.00 PER SHARE FOR A TOTAL VALUE OF $3,000,000. THE PREFERRED STOCK ACCUMULATES INTEREST AT A RATE OF 15% PER ANNUM AND WILL BE CONVERTIBLE INTO COMMON STOCK AT $1.00 PER SHARE OR MARKET PRICE FOR THE 10 DAY AVERAGE PRIOR TO THE DATE OF CONVERSION, WHICHEVER IS LESS, BUT IN NO EVENT LESS THAN $.75 PER SHARE. THE CONVERSION DATE IS AT THE OPTION OF TRI-NATIONAL DEVELOPMENT CORP., HOWEVER, NO SOONER THAN 12 MONTHS FROM THE DATE OF CLOSING AND IN NO CASE LATER THAN 15 DAYS AFTER THE COMMON STOCK OF THE COMPANY TRADES AT OR ABOVE $2.00 PER SHARE FOR A PERIOD OF THIRTY CONSECUTIVE DAYS.

ADDITIONALLY, THE COMPANY PROVIDED TRI-NATIONAL DEVELOPMENT CORP. WARRANTS TO PURCHASE 1,000,000 COMMON SHARES AT A PRICE OF $3.00 PER SHARE, PRESUMING THAT THE COMPANY'S COMMON SHARES ARE TRADING AT $4.00 OR HIGHER; $2.00 PER SHARES IF THE COMPANY'S COMMON SHARES ARE TRADING BETWEEN $3.00 AND $4.00 PER SHARE; $1.25 PER SHARE IF THE COMPANY'S COMMON SHARES ARE TRADING BETWEEN $2.00 AND $3.00; AND IN NO EVENT LESS THAN $.75. THE PRICE AND TERMS FOR THE PROPERTY ARE BASED ON ARMS LENGTH NEGOTIATIONS BETWEEN THE PARTIES AND WAS APPROVED BY THE BOARD OF DIRECTORS AND THE SHAREHOLDERS OF THE COMPANY AT THE ANNUAL MEETING OF THE SHAREHOLDERS, HELD ON APRIL 30, 1999."

     IT IS AGREED, that the terms and conditions of the cumulative convertible preferred stock will be amended, as follows:

     As of November 15, 2000, the value of the 3,000,000 shares of Class B Series A Cumulative Convertible Preferred stock ("Shares") is $4,250,000, including accumulated interest.

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     The 3,000,000 Shares will continue to accumulate interest after
November 15, 2000. However, any and all interest accumulated after November 15, 2000 will be paid back to Viper from TND at the time of conversion. The Shares will be convertible into common stock for a total value of $4,500,000, based upon the market price for the 30-day average prior to the date of conversion, but in no event more than 4,500,000 common shares, which will not be affected or subject to any reverse split(s) prior to conversion.

     The conversion date is at the option of Viper, however, will be no sooner than 12 months from the first day that the common shares of Viper are publicly traded and in no case later than 15 days after the common stock of Viper trades at or above $2.00 per share for a period of thirty consecutive days.

     The additional common stock purchase warrants that were issued to TND will be modified as follows:

     TND will have the right to purchase an additional 1,000,000 common shares ("Warrants") of Viper for a period of one year from the date of conversion, as outlined above, at the same price the Shares are converted, as outlined above. The Warrants will not be affected or subject to any reverse split(s) prior exercise.



AGREED:                            AGREED:



_________________________          _______________________
Michael A. Sunstein, President     James Wray, President
Tri-National Development Corp.     Viper Networks, Inc.